UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On May 14, 2025, Century Casinos, Inc., a Delaware corporation (the “Company”), entered into a 10b5-1 trading plan (the “Plan”) for the purpose of repurchasing up to $3 million of shares of the Company’s outstanding common stock (the “Repurchase Limit”) in accordance with the share repurchase program previously authorized by the Company’s Board of Directors. The Plan is intended to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended.

The Plan allows the Company to repurchase shares up to the Repurchase Limit through July 31, 2025. Repurchases of common stock under the Plan will be administered through an independent broker and are subject to certain price, market, volume and timing constraints specified in the Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: May 14, 2025

By: /s/ Margaret Stapleton

Margaret Stapleton

Chief Financial Officer